 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-283534
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 29, 2024)
2,100,000 Shares
METROPOLITAN BANK HOLDING CORP.
We are offering 2,100,000 shares of our common stock, $0.01 par value per share (the “Offering”).
Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “MCB.” The shares of common stock offered hereby will be listed on the NYSE. The last reported closing price of our common stock on the NYSE on February 25, 2026 was $93.85 per share.
We intend to use the net proceeds from the Offering to support our organic growth initiatives, investments in the Bank (as defined below), working capital for ongoing operations, and general corporate purposes. A member of the Company’s board of directors and management is purchasing (either directly or through affiliated investment vehicles) 5,882 shares of our common stock in this Offering at the price offered to the public.
	Per Share	Total
Public offering price	$85.00	$178,500,000
Underwriting discounts and commissions(1)	$4.25	$8,925,000
Proceeds, before expenses, to us(2)	$80.75	$169,575,000

(1)
See “Underwriting” in this prospectus supplement for additional information regarding the compensation payable to the underwriters.

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

We have granted the underwriters an option, exercisable within a 30-day period beginning on, and including, the date of this prospectus supplement, to purchase up to 315,000 additional shares of common stock from us on the same terms and conditions set forth above.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus, as well as the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2025, as they may be supplemented from time to time in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).
None of the SEC, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state securities commission or any other bank regulatory agency has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Shares of our common stock are not deposits, savings accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the FDIC or any other governmental agency.
The underwriters expect to deliver the shares of common stock on or about February 27, 2026.

Joint Book-Running Managers
UBS Investment Bank Hovde Group, LLC

Prospectus Supplement dated February 25, 2026

Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.
We are not making an offer to sell the shares of common stock covered by this prospectus supplement in any state where the offer or sale is not permitted.
You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document comprises two parts. The first is this prospectus supplement, which describes the specific terms of the Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.
The accompanying prospectus is part of a registration statement on Form S-3 (File No. 333-283534) that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell preferred stock, debt securities, depositary shares, common stock, warrants or subscription rights, or any combination thereof, in one or more offerings.
It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to the Offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-iii of this prospectus supplement and page 2 of the accompanying prospectus.
Neither we nor the underwriters have authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in shares of our common stock.
The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.
References in this prospectus supplement and the accompanying prospectus to “Company,” “Corporation,” “we,” “us,” “our,” or similar terms, when used to describe the issuer of the shares of common stock, are to Metropolitan Bank Holding Corp. and not to any of its subsidiaries. Other references to these terms are to Metropolitan Bank Holding Corp. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. References to the “Bank” mean Metropolitan Commercial Bank, a wholly owned subsidiary of the Company.
Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov and on our website at www.mcbankny.com. Except as specifically incorporated by reference in this prospectus supplement, information on our website is not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference in this prospectus supplement of such information.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:
•
documents that are incorporated by reference herein are considered part of this prospectus supplement;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede this prospectus supplement and earlier information incorporated by reference.

In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents that we have filed with the SEC (other than information deemed to have been furnished, and not filed, in accordance with SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026 (the “2025 Annual Report”);

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025, that are specifically incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025; and

•
Current Reports on Form 8-K, filed with the SEC on January 16, 2026 and February 25, 2026.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement (other than, in each case, documents or information deemed to have been furnished, and not filed, in accordance with SEC rules) until the Offering is completed:
•
reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
any document filed under Section 14 of the Exchange Act; and

•
any reports filed under Section 15(d) of the Exchange Act.

You can obtain documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by requesting them in writing or by telephone from us at the following address:
Metropolitan Bank Holding Corp.
99 Park Avenue, New York, New York 10016
Attention: Investor Relations Department
(212) 659-0600

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, share repurchases under the Company’s share repurchase program, dividend payments and the Company’s strategies, plans, objectives, expectations and intentions, use of the proceeds from the Offering and other statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein that are not historical facts. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that are difficult to predict and are generally beyond our control and that may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from those results expressed or implied include those factors listed under the heading “Risk Factors” in the 2025 Annual Report and in this prospectus supplement. In addition, these factors include but are not limited to:
•
a failure to successfully manage our credit risk and the sufficiency of our allowance for credit losses;

•
changes in loan demand and declines in real estate values in the Company’s market area, which may adversely affect our loan production;

•
borrower and depositor concentrations (e.g., by geographic area and by industry);

•
the interest rate policies of the Federal Reserve and other regulatory bodies;

•
general economic conditions, including unemployment rates, and potential recessionary and inflationary indicators, either nationally or locally, including the related effects on our borrowers and other clients, such as adverse changes to credit quality, and on our financial condition and results of operations;

•
an unanticipated loss of key personnel or existing clients, or an inability to attract key employees;

•
system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers;

•
failure to maintain current technologies or technological changes and enhancements that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements;

•
emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients;

•
the timely and efficient development of new products and services offered by the Company, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients;

•
the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated;

•
an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our financial service clients or critical technology service providers;

•
unexpected increases in our expenses;

•
changes in liquidity, including funding sources, deposit flows and the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio;

•
an unexpected deterioration in the performance of our loan or securities portfolios and our inability to absorb the amount of actual losses inherent in the portfolio;

•
difficulties associated with achieving or predicting expected future financial results;

S-iv

•
growth that differed from expectations and our ability to manage our growth;

•
increases in competitive pressures among financial institutions or from non-financial institutions which may result in unanticipated changes in our loan or deposit rates;

•
unexpected adverse impacts related to future acquisitions or divestitures;

•
impacts related to or resulting from regional and community bank failures and stresses to regional banks, or conditions in the securities markets or the banking industry being less favorable than currently anticipated;

•
changes in accounting principles, policies or guidelines that may cause the Company’s financial condition or results of operation to be reported or perceived differently;

•
legislative, tax or regulatory changes or actions, including changes and the potential for changes to regulatory policy and the promulgation of new laws and regulations at the federal, state, or local level in municipalities where we operate, may adversely affect the Company’s business;

•
unanticipated increases in FDIC insurance premiums or future assessments;

•
the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results; and

•
the current or the potential impact on the Company’s operations, financial condition, and clients resulting from natural or man-made disasters, severe weather events, wars, military conflict, acts of terrorism, other geopolitical events, cyberattacks, and global pandemics, or localized epidemics.

We discuss many of these risks, uncertainties and other factors in the 2025 Annual Report and in this prospectus supplement under the heading “Risk Factors.” The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions made, or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect conditions only as of the date of this filing. Forward-looking statements speak only as of the date of this document. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The Company undertakes no obligation (and expressly disclaims any obligation) to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as may be required by law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision.
Metropolitan Bank Holding Corp.
The Company is a bank holding company headquartered in New York, New York and registered under the Bank Holding Company Act, as amended (the “BHC Act”). Through its wholly owned bank subsidiary, the Bank, a New York state-chartered commercial bank, the Company provides a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and individuals primarily in the New York metropolitan area.
As a bank holding company, the Company is subject to the supervision of the Federal Reserve. The Company is required to file with the Federal Reserve reports and other information regarding its business operations and the business operations of its subsidiaries. As a state-chartered bank that is a member of the Federal Reserve System, the Bank is subject to FDIC regulations as well as supervision, periodic examination and regulation by the New York State Department of Financial Services (the “NYSDFS”) as its primary state regulator and by the Federal Reserve as its primary federal regulator. The Company is also subject to federal financial consumer protection and fair lending laws and regulations of the Consumer Financial Protection Bureau, though, because it has less than $10 billion in total consolidated assets, the Federal Reserve and the NYSDFS are responsible for examining and supervising the Company’s compliance with these laws.
The Company’s primary market includes the New York metropolitan area. This market is well-diversified and represents a large market for middle market businesses (defined as businesses with annual revenue of $5 million to $400 million). The Company’s market area has a diversified economy, with the majority of employment provided by services, wholesale/retail trade, finance/insurance/real estate, technology companies and construction. A relationship-led strategy has provided the Company with select opportunities in other U.S. markets, with a particular focus on South Florida.
The Company’s primary lending products are commercial real estate (“CRE”), including multi-family loans, and commercial and industrial (“C&I”) loans. Substantially all loans are secured by specific items of collateral including business and consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flows from operations of commercial enterprises. The Company’s primary deposit products are checking, savings, and term deposit accounts, all of which are insured by the FDIC up to the maximum amounts allowed by law. The Company has developed various deposit gathering strategies, which generate the funding necessary to operate without a large branch network. These activities, together with seven strategically located banking centers, generate a stable source of deposits to fund a diverse loan portfolio with attractive risk-adjusted yields.
The Company operates seven banking centers strategically located within close proximity to target clients. The strength of the Company’s deposit franchise comes from its long-standing relationships with clients and the strong ties it has in its market area. The Company has also developed a diversified funding strategy, which enables it to be less reliant on branches. Deposit funding is provided by (i) traditional commercial banking products offered to borrowing and non-borrowing clients; (ii) corporate cash management and retail banking services; (iii) tailored financial solutions for government entities, municipalities, and public institutions; (iv) specialized services to facilitate secure and efficient real estate transactions and tax-deferred exchanges for title and escrow and Section 1031 exchanges; and (v) EB-5 Immigrant Investor Program (the “EB-5 Program”) accounts for developers and qualified foreign investors.
Products and Services
The Company provides a comprehensive set of commercial and retail banking products and services customized to meet the needs of its clients. The Company offers a broad range of lending products, with a primary focus on CRE and C&I loans.

Lending Products
The Company’s CRE products include acquisition loans, loans to refinance or return borrower equity on income producing properties, renovation loans, loans on owner-occupied properties and construction loans. The Company lends against a variety of asset classes, including skilled nursing facilities, healthcare, multi-family, office, hospitality, mixed use, retail, and warehouse.
The Company’s C&I products consist primarily of working capital lines of credit secured by business assets, self-liquidating term loans generally made for the acquisition of equipment and other long-lived company assets, trade finance and letters of credit. The majority of C&I loans carry the personal guarantee of the principals of the borrowing entity.
Deposit Products and Services
The Company’s retail products and services are similar to those of mid-to-large banks in its market, and include, but are not limited to, online banking, mobile banking, ACH, and remote deposit capture. The Company has made, and will continue to make, investments in technology to meet the needs of its customers. Deposit funding is provided by the following deposit verticals:
•
Borrowing clients:   The Company generates significant deposits from its borrowing clients. The Company provides commercial clients with convenient solutions such as remote deposit capture, business online banking and various other retail services and products. The Company will attempt to continue to convert lending clients into full retail clients and thereby continue to expand its retail presence.

•
Non-borrowing retail banking products and services clients:   These customers, located primarily in the New York City metropolitan area, need an efficient technology interface and the personal service of an experienced banker who can assist them in managing their day-to-day operations using our retail banking products and services. Management understands that not every potential client of the Company is in need of an extension of credit; instead, these clients require a bank that can assist in making them more efficient and competitive.

•
Corporate cash management clients:   The Company provides corporate cash management services to clients who are in possession of, or have discretion over, large deposits such as, but not limited to, property management companies, title companies and bankruptcy trustees.

•
Government entities, municipalities and other local entities:   The Company provides customized financial solutions for government entities, municipalities, public institutions, and charter schools to help them reach their strategic objectives.

•
EB-5 Program accounts:   The EB-5 Program, administered by the U.S. Citizenship and Immigration Services, allows qualified foreign investors who meet specific capital investment and other requirements to obtain permanent residency and become contributors to U.S. communities by investing in job-creating projects. The Company provides escrow accounts for foreign investor funds for U.S. Citizen and Immigration Services approved job-creating projects.

•
Title and Escrow:   The Company provides specialized services designed to facilitate secure and efficient real estate transactions and tax-deferred exchanges for title and escrow, Section 1031 exchanges, and qualified intermediary needs.

Global Payments Business
In 2023, the Company completed the exit from the business associated with digital currency entities, commonly referred to as the crypto-asset business. In 2024, the Company exited the GPG BaaS business.
Recent Developments
On January 16, 2026, the Company publicly announced that its board of directors declared a quarterly cash dividend of $0.20 per share on the Company’s common stock (the “January Dividend”), an increase of $0.05 from the prior quarterly dividend of $0.15 per share. The January Dividend was payable on February 6,

2026 to holders of record of the Company’s common stock at the close of business on January 27, 2026. See “Dividend Policy” in this prospectus supplement.
Additional Information
Our principal executive offices are located at 99 Park Avenue, New York, New York 10016, and our telephone number is (212) 659-0600.

THE OFFERING
Issuer:
Metropolitan Bank Holding Corp., a New York corporation
Shares of Common Stock Offered by Us:
2,100,000 shares (or 2,415,000 shares if the underwriters exercise their option to purchase additional shares in full).
Shares of Common Stock to be Outstanding Immediately After the Offering:
12,216,117 shares (or 12,531,117 shares if the underwriters exercise their option to purchase additional shares in full, based on 10,116,117 shares of common stock outstanding as of February 13, 2026, and excluding as of such date, any securities convertible into or exercisable for shares of common stock).
Public Offering Price:
$85.00 per share.
Insider Participation:
Mark R. DeFazio, the Company’s President and Chief Executive Officer and a member of the Company’s board of directors, is purchasing (either directly or through affiliated investment vehicles) 5,882 shares of our common stock in this Offering at the price offered to the public.
Lock-up Agreements:
Certain of our directors and executive officers have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting” in this prospectus supplement.
Listing:
Our common stock is listed on the NYSE under the symbol “MCB.” The shares of common stock offered hereby will be listed on the NYSE.
Option to Purchase Additional
Shares:
We have granted the underwriters an option to purchase up to 315,000 additional shares of common stock from us within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.
Tax Consequences:
For discussion of the tax consequences related to the Offering, see “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock” in this prospectus supplement.
Use of Proceeds:
We intend to use the net proceeds from the Offering to support our organic growth initiatives, investments in the Bank, working capital for ongoing operations, and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Risk Factors:
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.
Dividend Policy:
We declared cash dividends of $0.15 per share in each of the third and fourth quarters of 2025, respectively, as well as a cash dividend of $0.20 per share in the first quarter of 2026.

However, we may not pay dividends in the future, and any dividends that we do pay may be less than those previously declared. Our future dividend policy is subject to the discretion of our board of directors and will depend upon various factors, including future earnings, if any, our capital requirements and general financial condition, and other factors. See “Dividend Policy” in this prospectus supplement.
Transfer Agent and Registrar:
Computershare Trust Company, N.A.
Unless otherwise indicated, the number of shares of common stock outstanding after this Offering is based upon 10,116,117 shares of common stock outstanding as of February 13, 2026 and excludes 1,211,574 shares of treasury stock.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock in this Offering and that no director or executive officer other than Mr. DeFazio purchases any shares of our common stock in this Offering.

RISK FACTORS
An investment in our common stock is subject to certain risks and uncertainties. Before you decide to invest in our common stock, you should consider the risk factors below relating to the Offering as well as the risk factors described in Item 1A of the 2025 Annual Report as they may be supplemented by other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Please refer to “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus for discussions of these other filings. If any of the risks and uncertainties actually occurs, our business, financial condition, and results of operations could be adversely affected. If this were to happen, the trading price of our common stock could decline significantly, and you could lose all or part of your investment. This prospectus supplement is qualified in its entirety by those risk factors.
Risks Relating to the Offering and Our Common Stock
General market conditions and unpredictable factors could adversely affect market prices for shares of our common stock.
Future trading performance of our common stock will depend on many factors, including:
•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit-rating agencies;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, shares of our common stock may trade at a discount to the price per share paid for such shares.
The market price of the Company’s common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.
The market price of the Company’s common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our common stock, most of which are outside of our control.
The stock market and the market for financial institution stocks has experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult for you to sell your shares at the volume, prices and times desired.
Our management will have broad discretion in allocating the net proceeds of the Offering.
We intend to use the net proceeds from the Offering as set forth under “Use of Proceeds.” However, we are not required to apply any portion of the net proceeds of the Offering for any particular purpose, and our management will have broad discretion in the application of the net proceeds from the Offering. Our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds of the Offering effectively could compromise our business strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds.

Future offerings of common stock, preferred stock, debt or other securities may adversely affect the market price of our stock and dilute the holdings of existing shareholders.
In the future, we may increase our capital resources or, if our or the Bank’s actual or projected capital ratios fall below or near the applicable regulatory capital requirements, we or the Bank could be forced to raise additional capital by making additional offerings of common stock, preferred stock, debt securities, or other securities. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Upon liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.
We also regularly evaluate opportunities to acquire other financial institutions. Future mergers or acquisitions involving cash, debt, or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of our tangible book value per share of common stock may occur in connection with any future acquisitions.
Following the completion of the Offering, and assuming no exercise of the underwriters’ option to purchase additional shares, we will have issued and outstanding 12,216,117 shares (based on 10,116,117 shares of common stock outstanding as of February 13, 2026) of our common stock (or 12,531,117 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, certain of our directors and our executive officers have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions. See “Underwriting” in this prospectus supplement. Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to the Offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement. The shares of our common stock being offered and sold in the Offering will also generally be available for resale into the public markets.
The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. Actual or anticipated issuances or sales of substantial additional amounts of our common stock as part of or following the Offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.
Shares of our common stock are subordinate to our existing and future indebtedness.
Shares of our common stock are equity interests and, as such, will rank junior to all existing and future indebtedness and other non-equity claims, including any borrowings from the Federal Home Loan Bank of New York or under a line of credit with the Federal Reserve Bank of New York, on the Company with respect to assets available to satisfy claims on the Company, including claims in the event of the liquidation of the Company. Our existing and future indebtedness may restrict payment of dividends on shares of our common stock. In addition, shares of our common stock will be subordinated to all existing and future liabilities and obligations of our subsidiaries as our right to participate in any distribution of assets of any of our subsidiaries, including upon the subsidiaries’ liquidation, will be subject to the prior claims of creditors of such subsidiaries, except to the extent that any of our claims as a creditor of such subsidiaries may be recognized.
We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.
We are a bank holding company whose primary business activities are related to owning the Bank. Our principal source of funds to service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The Company is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal and state statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.
We may not pay regular future dividends on our common stock and thus shareholders should look to appreciation of our common stock to realize a gain on their investments.
We declared cash dividends of $0.15 per share in each of the third and fourth quarters of 2025, respectively, as well as a cash dividend of $0.20 per share in the first quarter of 2026. However, we may not pay dividends in the future, and any dividends that we do pay may be less than those previously declared. Our future dividend policy is subject to the discretion of our board of directors and will depend upon various factors, including future earnings, if any, our capital requirements and general financial condition, and other factors. Accordingly, shareholders should look to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur or may occur only over a longer timeframe. See “Dividend Policy” in this prospectus supplement.
Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.
We are a bank holding company regulated by the Federal Reserve. Any holder, or group of holders acting in concert, that is a “company,” as defined in the BHC Act, owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. For example, a holder, or group of holders acting in concert, would be presumed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares of such holder across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.
In addition, no person, including individuals or groups of individuals acting in concert, may acquire “control” of us under the Change in Bank Control Act of 1978, as amended (the “CBC Act”), without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.
Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then outstanding shares in a class of voting stock, and any holder or group of holders acting in concert may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. In addition, New York law requires the prior approval of the NYSDFS for the acquisition of “control” of any New York banking institution, which is presumed to exist for the acquisition of 10% or more of the voting stock of a New York banking institution or any company that controls 10% or more of the voting stock of a New York banking institution. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act, the CBC Act or New York law.
Under any of the BHC Act, the CBC Act or New York law, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.
An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.
An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.
Certain banking laws and the Company’s governing documents may have an anti-takeover effect, and there are substantial regulatory limitations on changes of control of bank holding companies.
Certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire the Company, even if doing so would be perceived to be beneficial to our shareholders. In addition, certain provisions of our governing documents, including the fact we have a classified board of directors with three-year staggered terms, which could delay the ability of shareholders to change the membership of a majority of our board of directors, may make it more difficult for a third party to acquire control of the Company, even if such event was perceived by shareholders to be beneficial to their interests. The combination of these laws and provisions in our governing documents may inhibit certain business combinations, including a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock. These provisions in our governing documents could also discourage proxy contests and make it more difficult and expensive for holders of our common stock to elect directors other than the candidates nominated by our board of directors or otherwise remove existing directors and management, even if current management is not performing adequately. See below under “Description of Common Stock — Restrictions on acquisition of Metropolitan Bank Holding Corp.” for additional information.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business or change their recommendations regarding our common stock, or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock, publishes inaccurate or unfavorable research about our business, ceases coverage of us, fails to publish reports on us regularly, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock may decline.
Purchasers of our common stock will experience immediate dilution.
The offering price for our common stock is higher than the pro forma net tangible book value per share of our outstanding common stock immediately after this Offering. At the offering price of $85.00 per share, purchasers of our common stock in this Offering would experience immediate dilution in the tangible book value as of December 31, 2025 of their shares of approximately $10.94 per share, or approximately 12.9% of the offering price of $85.00 per share. To the extent that any options to purchase shares of our common stock are exercised or any outstanding restricted stock units vest and settle, and to the extent that we otherwise issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock, investors purchasing our common stock in this Offering may experience further dilution.
Although we have implemented a share repurchase program, we have discretion to not repurchase shares and to amend or suspend the program.
In aggregate, the board of directors has authorized $100 million of share repurchases since March 2025. As of December 31, 2025, we have the capacity to repurchase up to an additional $30 million of shares under the program. However, the board of directors may amend or suspend the share repurchase program at any time in its discretion. Shareholders may not be able to sell shares on a timely basis in the event the board of directors amends or suspends the share repurchase program. The number of shares to be repurchased and the timing of repurchases, if any, will depend on several factors, including market conditions, prevailing share price, corporate and regulatory requirements, and other considerations. Although the share repurchase program is intended to enhance long-term shareholder value, we cannot provide assurance that this will occur. Furthermore, the share repurchase plan does not obligate the Company to acquire any amount of its common stock, and therefore should not be considered a guaranteed method to sell shares promptly or at a desired price.

USE OF PROCEEDS
We estimate that the net cash proceeds to us from the Offering will be approximately $169.3 million (or approximately $194.7 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the Offering to support our organic growth initiatives, investments in the Bank, working capital for ongoing operations, and general corporate purposes.
Our expected use of the net proceeds from this Offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this Offering, or the amounts that we will actually spend on the uses set forth herein. In addition, our management will have broad discretion in the application of the net proceeds from the Offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from the Offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
The following table sets forth, on a consolidated basis, our capitalization as of December 31, 2025 on (i) an actual basis and (ii) an as adjusted basis to give effect to the Offering (assuming the underwriters do not exercise their option to purchase additional shares of common stock), after underwriting discounts and commissions and estimated offering expenses payable by us. You should read the following table together with our consolidated financial statements and notes thereto included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
(in thousands, except share amounts)	Actual	As Adjusted
Shareholders’ Equity
Common stock, $0.01 par value, 25,000,000 shares authorized; 11,300,191 shares issued and 10,088,617 shares outstanding at December 31, 2025	113	134
Additional paid in capital	405,565	574,819
Retained earnings	450,639	450,639
Accumulated other comprehensive income (loss), net of tax	(39,739)	(39,739)
Treasury stock, at cost, 1,211,574 shares at December 31, 2025	(73,466)	(73,466)
Total Shareholders’ Equity	$743,112	$912,387
Capital Adequacy
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.5%	11.3%
Tier 1 common equity (to risk-weighted assets)	10.7%	13.1%
Tier 1 capital (to risk-weighted assets)	11.0%	13.3%
Total capital (to risk-weighted assets)	12.3%	14.6%

DESCRIPTION OF COMMON STOCK
The following description of our common stock, certain provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) and certain provisions of New York law is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the New York Business Corporation Law (the “NYBCL”).
General
The Company is authorized to issue up to 25,000,000 shares of common stock, $0.01 par value. All issued and outstanding shares are fully paid and non-assessable. As February 13, 2026, the Company had 10,116,117 shares of common stock outstanding. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.
Voting rights
All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance of our preferred stock with voting rights may affect the voting rights of the holders of common stock. Except as discussed below in “— Restrictions on acquisition of Metropolitan Bank Holding Corp.,” each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
Dividends
Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends up to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to shareholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors.
Liquidation or dissolution
In the event of a liquidation or dissolution of the Company, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common stock.
No preemptive or redemption rights
Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued.
Conversion
Our shareholders have no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
Restrictions on acquisition of Metropolitan Bank Holding Corp.
The following is a general summary of the material provisions of our Certificate of Incorporation and Bylaws, the NYBCL and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.
Authorized shares of capital stock
Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of our shareholders.
Generally, the Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, relative preferences, limitations, and voting rights, if any (including without limitation, offering rights), of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of the Company.
Directors
The board of directors is classified into three classes, one of which is elected each year for a three-year term. A director may be removed from office only for cause. These provisions may make it more difficult to remove a director, and may make it more difficult for an acquirer to acquire control of the company without negotiating with the board of directors, and may therefore have an anti-takeover effect.
Actions by shareholders
Special meetings of the shareholders may be called by the board of directors, the President or the Secretary.
In general, our Certificate of Incorporation may be amended in the manner prescribed under New York law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to shareholders unless the board of directors has approved the proposed amendment or repeal. The amendment or repeal of any provision of the Certificate of Incorporation must be approved by shareholders holding at least a majority of the Company’s outstanding shares of common stock.
Limitation of director and officer liability; indemnification
As permitted by the NYBCL, our Certificate of Incorporation eliminates the liability of directors and officers to Metropolitan Bank Holding Corp. or to its shareholders, except that the liability of a director or officer may not be eliminated if the officer or director received a financial benefit or other advantage that he was not entitled to or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of bad faith, intentional misconduct or a knowing violation of law.
Our Certificate of Incorporation provides that Metropolitan Bank Holding Corp. must indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, except that no such indemnification may be made in the event and to the extent that (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received a financial benefit that he was not entitled to.
Dissenters’ rights of appraisal
The NYBCL provides that, except in certain circumstances, a shareholder is not entitled to dissenter’s rights in any transaction if the stock is listed on a national securities exchange. Metropolitan Bank Holding Corp.’s common stock is listed on the NYSE.
Business combinations under NYBCL
The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder’s stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.
Bank regulatory considerations
The BHC Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or power to exercise a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The CBC Act prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the CBC Act. In addition to the BHC Act and the CBC Act, New York law requires the prior approval of the NYSDFS for the acquisition of “control” of any New York banking institution, which is presumed to exist for the acquisition of 10% or more of the voting stock of a New York banking institution or any company that controls 10% or more of the voting stock of a New York banking institution.
Benefit Plans
In addition to the provisions of the Company’s Certificate of Incorporation and Bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees may contain provisions which also may discourage hostile takeover attempts which the board of directors of the Company might conclude are not in the best interests of the Company or its shareholders.
Transfer Agent and Registrar
Computershare Trust Company, N.A., Canton, Massachusetts, is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the NYSE under the symbol “MCB.”

DIVIDEND POLICY
We declared cash dividends of $0.15 per share in each of the third and fourth quarters of 2025, respectively, as well as a cash dividend of $0.20 per share in the first quarter of 2026. However, we may not pay dividends in the future, and any dividends that we do pay may be less than those previously declared. The declaration and payment of future dividends to holders of our common stock is at the discretion of our board of directors and depends on a number of factors, including:
•
historical and projected financial condition, liquidity and results of operations;

•
the Company’s capital levels and requirements;

•
statutory and regulatory prohibitions and other limitations;

•
any contractual restriction on the Company’s ability to pay cash dividends, including pursuant to the terms of any of its credit agreements or other borrowing arrangements;

•
business strategy;

•
tax considerations;

•
alternative use of funds, such as for any potential acquisitions;

•
general economic conditions; and

•
other factors deemed relevant by the board of directors.

See “Risk Factors — Risks Relating to the Offering and Our Common Stock — We may not pay regular future dividends on our common stock and thus shareholders should look to appreciation of our common stock to realize a gain on their investments.”

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of our common stock by (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code and (c) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in this paragraph, a “Plan”).
General fiduciary matters
A fiduciary of a Plan subject to Title I of ERISA (an “ERISA Plan”), should consider the fiduciary standards of Title I of ERISA in the context of the ERISA Plan’s particular circumstances before determining whether the ERISA Plan will purchase or hold our common stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of Title I of ERISA and would be consistent with the documents and instruments governing the Plan, including provisions for delegation of control over the ERISA Plan’s assets. For this purpose, a fiduciary includes any person who exercises discretionary authority or control over the administration of the ERISA Plan or the management or disposition of the assets of such ERISA Plan, or who renders investment advice to such ERISA Plan for a fee or other compensation.
Separately, a fiduciary of any ERISA Plan or a Plan subject to Section 4975 of the Code (each such Plan, a “Covered Plan”) should consider the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code in the context of the Covered Plan’s particular circumstances before determining whether the Covered Plan will purchase or hold our common stock.
Further, while fiduciaries of employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) may not be subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, they may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”) and should consider the impact of such Similar Laws before making such a determination.
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, as applicable, with respect to the Covered Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless an exemption is available. Employee benefit plans that are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but are subject to similar provisions under applicable Similar Laws should consider any prohibited transaction rules imposed by those Similar Laws.
The acquisition of common stock by a Covered Plan (including any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Covered Plan Asset Entity”)) with respect to which we, the underwriter or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the common stock is acquired pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase or holding of common stock. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our common stock in reliance on any of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Representation
Any purchaser of our common stock or any interest therein will be deemed to have represented, by its purchase of such common stock offered hereby, that it either (i) is not a Plan and is not purchasing the shares of common stock on behalf of or with the assets of any Plan or (ii) the purchase of the common stock will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Neither this discussion nor anything in this offering circular is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in our common stock is suitable for the Plan and consistent with ERISA, the Code and any Similar Laws, as applicable.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of our common stock on behalf of or with the assets of any Plan consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of our common stock have exclusive responsibility for ensuring that their purchase and holding of common stock do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws, as applicable. The sale of any shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or the underwriter that such an investment meets all relevant legal requirements with respect to investments by any such Plans, generally or any particular Plan or that such investment qualifies for exemptive relief under any of the PTCEs listed above or is suitable, prudent or appropriate for such Plans generally or any particular Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to Non-U.S. Holders (defined below) who acquire such shares in the Offering. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, each as in effect on the date hereof. These authorities are subject to change and differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity or arrangement taxable for U.S. federal income tax purposes as a corporation) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is includible in gross income for U.S. federal income purposes regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.
This discussion is limited to Non-U.S. Holders that acquire shares of our common stock pursuant to the Offering and hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of that Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
tax-exempt entities or foreign governments or agencies;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
entities or arrangements treated as partnerships for U.S. federal income tax purposes or other “flow-through” entities and investors therein;

•
brokers or dealers in securities;

•
traders in securities that elect mark-to-market treatment;

•
real estate investment trusts or regulated investment companies;

•
persons subject to alternative minimum tax;

•
certain former citizens or long-term residents of the United States; or

•
holders who hold our common stock as part of a straddle, conversion transaction, constructive sale, or other integrated security transaction.

In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax or U.S. state, local or non-U.S. taxes. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations with respect to acquiring, holding and disposing of share of our common stock.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partnerships and partners in such partnerships should consult their tax advisors.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS.
Distributions
In general, subject to the discussion below regarding “effectively connected” dividends, the gross amount of any distribution we make to a Non-U.S. Holder with respect to its shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the Non-U.S. Holder is eligible for an exemption from, or a reduced rate of, such withholding tax under an applicable income tax treaty and the Non-U.S. Holder provides proper certification of its eligibility for such exemption or reduced rate. A distribution with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock and then, to the extent it exceeds the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the tax treatment described below under “Gain on Sale or Other Taxable Disposition of Common Stock.”
Dividends we pay with respect to our common stock to a Non-U.S. Holder that are effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base of such Non-U.S. Holder in the United States) generally will not be subject to U.S. federal withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. Dividends received by a Non-U.S. Holder that is a corporation and that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale or Other Taxable Disposition of Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Non-U.S. Holder’s shares of our common stock unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base of such Non-U.S. Holder in the United States), (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or such Non-U.S. Holder’s holding period of such shares of our common stock.
Gain described in (i) above generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. A Non-U.S. Holder that is a corporation and that recognizes gain described in (i) above may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to such effectively connected gain, as adjusted for certain items.

An individual Non-U.S. Holder described in (ii) above will be subject to a flat 30% tax (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the gain from such sale or other disposition, which may be offset by U.S.-source capital losses, if any, of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other business assets. However, no assurance can be given that we are not or will not become a USRPHC. If we were or were to become a USRPHC, however, any gain recognized on a sale or other disposition of shares of our common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code). Please note, though, that we can provide no assurance that our common stock will be or remain “regularly traded” for this purpose. If our common stock were not considered to be regularly traded for this purpose, any gain recognized on a sale or other disposition of shares of our common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would be subject to U.S. federal income tax.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the amount of distributions paid to such Non-U.S. Holder and the tax withheld with respect to such distributions. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty.
A Non-U.S. Holder generally will be subject to backup withholding (currently at a rate of 24%) on dividends paid with respect to such Non-U.S. Holder’s shares of our common stock unless such holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption.
Information reporting and backup withholding generally are not required with respect to any proceeds from the sale or other disposition of our common stock by a Non-U.S. Holder outside of the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the Non-U.S. Holder to the IRS and may also be required to backup withhold on such proceeds unless such Non-U.S. Holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption. Information reporting will also apply if a Non-U.S. Holder sells its shares of our common stock through a foreign broker with certain specified connections to the United States, unless such broker has documentary evidence in its records that such Non-U.S. Holder is not a United States person and certain other conditions are met, or such Non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)).
Copies of any information returns may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Foreign Account Tax Compliance Act
Provisions of the Code commonly referred to as “FATCA” generally require withholding of 30 percent on payments of dividends on shares of our common stock, as well as payments of gross proceeds of dispositions of such shares, to a “foreign financial institution” and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements have been satisfied or an exemption applies. However, the IRS has issued proposed U.S. Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed U.S. Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final U.S. Treasury regulations are issued or the proposed U.S. Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the shares of our common stock.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. UBS Securities LLC and Hovde Group, LLC are acting as joint book-running managers of the Offering and as representatives of the several underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of shares
UBS Securities LLC	1,260,000
Hovde Group, LLC	840,000
Total	2,100,000
The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the Offering may be terminated.
The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.55 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 315,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $4.25 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$4.25	$4.25
Total	$8,925,000	$10,263,750
We estimate that the total expenses of the Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000. We have agreed to reimburse the underwriters for all expenses related to any filing with, and clearance of the Offering by, the Financial Industry Regulatory Authority, Inc.
A prospectus supplement in electronic format may be made available by electronic means, such as via email or on the websites maintained by one or more underwriters, or selling group members, if any, participating in the Offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
For a period of 90 days after the date of this prospectus supplement, we have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of UBS Securities LLC and Hovde Group, LLC, other than the shares of our common stock to be sold hereunder, any options or other share-based awards issued under our equity incentive plans and any shares of our common stock issued upon the exercise of options granted under our equity incentive plans.
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of the Offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of UBS Securities LLC and Hovde Group, LLC: (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or exercise any right with respect to the registration of any of any shares, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act, or (ii) enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such hedging, swap, loan or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.
UBS Securities LLC and Hovde Group, LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
Our common stock is listed on the NYSE under the symbol “MCB.”
In connection with the Offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or slowing a decline in the market price of the common stock while the Offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in the Offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in the Offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of the Offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or slowing a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation. Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the Offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to this Offering to the public in the United Kingdom (the “UK”) except that the shares may be offered to the public in the UK at any time:
(a)
where the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares, and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
In connection with the Offering, the representatives are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the Offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the Offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the Offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products, or the CMP, Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Insider Participation
Mark R. DeFazio, the Company’s President and Chief Executive Officer and a member of the Company’s board of directors, is purchasing (either directly or through affiliated investment vehicles) 5,882 shares of our common stock in this Offering at the price offered to the public.

LEGAL MATTERS
The validity of the shares of common stock offered hereby and certain other legal matters in connection with the Offering will be passed upon for Metropolitan Bank Holding Corp. by Duane Morris LLP, New York, New York. Certain legal matters relating to the Offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, New York, New York.
EXPERTS
The consolidated financial statements of Metropolitan Bank Holding Corp. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Crowe LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
Metropolitan Bank Holding Corp. may offer to sell, from time to time:
•
shares of our common stock,

•
shares of our preferred stock, either separately or represented by depositary shares,

•
debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•
warrants to purchase other securities, or

•
subscription rights consisting of any combination of the above securities.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is traded on the New York Stock Exchange under the symbol “MCB.”
You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 7 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any state where the offer or sale is not permitted.
Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is November 29, 2024

i

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Corporation,” “we,” “our,” “us” or similar terms refer to Metropolitan Bank Holding Corp., together with its subsidiaries. References to the “Bank” mean Metropolitan Commercial Bank.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration process we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus up to an indeterminate total amount.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act, that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.
The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

•
Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2024 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 3, 2024, August 2, 2024 and November 8, 2024, respectively;

•
our Current Report on Form 8-K filed with the SEC on May 29, 2024 (other than information in such Current Report deemed to have been furnished and not filed in accordance with the rules of the SEC); and

•
the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 7, 2017 (File No. 001-38282), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.
The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Metropolitan Bank Holding Corp.
99 Park Avenue, New York, New York 10016
Attention: Investor Relations Department
(212) 659-0600

In addition, we maintain a corporate website, www.mcbankny.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and its wholly owned subsidiary the Bank, and the Company’s strategies, plans, objectives, expectations and intentions, and other statements contained in this prospectus and the documents incorporated by reference herein that are not historical facts. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that are difficult to predict and are generally beyond our control and that may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from those results expressed or implied include those factors listed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024. In addition, these factors include but are not limited to:
•
the interest rate policies of the Board of Governors of the Federal Reserve System and other regulatory bodies;

•
an unexpected deterioration in the performance of our loan or securities portfolios;

•
changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;

•
unexpected increases in our expenses;

•
different than anticipated growth and our ability to manage our growth;

•
global pandemics, including the lingering effects of COVID-19, or localized epidemics, could adversely affect the Company’s financial condition and results of operations;

•
potential recessionary conditions, including the related effects on our borrowers and on our financial condition and results of operations;

•
an inability to absorb the amount of actual losses inherent in our existing loan portfolio;

•
an unanticipated loss of key personnel or existing clients, or an inability to attract key employees;

•
increases in competitive pressures among financial institutions or from non-financial institutions, which may result in unanticipated changes in our loan or deposit rates;

•
unanticipated increases in Federal Deposit Insurance Corporation (“FDIC”) insurance premiums or future assessments;

•
legislative, tax or regulatory changes or actions, which may adversely affect the Company’s business;

•
impacts related to or resulting from regional and community bank failures and stresses to regional banks;

•
changes in deposit flows, funding sources or loan demand, which may adversely affect the Company’s business;

•
changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently;

•
general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry being less favorable than currently anticipated;

•
unanticipated adverse changes in our clients’ economic conditions;

•
inflation, which may lead to higher operating costs;

•
declines in real estate values in the Company’s market area, which may adversely affect our loan production;

•
an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our non-bank financial service clients;

•
system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers or those of our non-bank financial service clients for which we provide global payments infrastructure;

•
emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients;

•
failure to maintain current technologies or technological changes that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements;

•
the effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries;

•
the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results;

•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;

•
the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated;

•
the timely and efficient development of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients;

•
changes in consumer spending, borrowing or savings habits;

•
the risks associated with adverse changes to credit quality, including changes in the level of classified and criticized loans, delinquent and non-performing loans, charge-offs and changes in the estimates of the adequacy of the allowance for credit losses (“ACL”);

•
an unexpected failure to successfully manage our credit risk and the sufficiency of our ACL;

•
credit and other risks from borrower and depositor concentrations (e.g., by geographic area and by industry);

•
difficulties associated with achieving or predicting expected future financial results; and

•
the potential impact on the Company’s operations and clients resulting from natural or man-made disasters, wars, acts of terrorism, cyberattacks and pandemics.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions made, or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect conditions only as of the date of this filing. Forward-looking statements speak only as of the date of this document. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The Company undertakes no obligation (and expressly disclaims any obligation) to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as may be required by law.

METROPOLITAN BANK HOLDING CORP.
The Company is a bank holding company headquartered in New York, New York and registered under the Bank Holding Company Act (the “BHC Act”). Through its wholly owned bank subsidiary, the Bank, a New York state chartered commercial bank, the Company provides a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and individuals primarily in the New York metropolitan area.
The Company’s primary market includes the New York metropolitan area, specifically Manhattan and the outer boroughs, and Nassau County, New York. This market is well-diversified and represents a large market for middle market businesses (defined as businesses with annual revenue of $5 million to $400 million). The Company’s market area has a diversified economy typical of most urban population centers, with the majority of employment provided by services, wholesale/retail trade, finance/insurance/real estate, technology companies and construction. A relationship-led strategy has provided the Company with select opportunities in other U.S. markets, with a particular focus on South Florida.
The Company’s primary lending products are commercial real estate, including multi-family loans, and commercial and industrial loans. Substantially all loans are secured by specific items of collateral including business and consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flows from operations of commercial enterprises. The Company’s primary deposit products are checking, savings, and term deposit accounts, all of which are insured by the FDIC under the maximum amounts allowed by law. The Company has developed various deposit gathering strategies, which generate the funding necessary to operate without a large branch network. These activities, together with six strategically located banking centers, generate a stable source of deposits and a diverse loan portfolio with attractive risk-adjusted yields.
The Company operates six banking centers strategically located within close proximity to target clients. The strength of the Company’s deposit franchise comes from its long-standing relationships with clients and the strong ties it has in its market area. The Company has also developed a diversified funding strategy, which enables it to be less reliant on branches. Deposit funding is provided by the following core deposit verticals: (i) borrowing clients; (ii) non-borrowing retail clients; (iii) corporate cash management clients; (iv) municipal and other local entities; (v) EB-5 Immigrant Investor Program accounts; and (vi) Title and Escrow and Charter School clients.
Our principal executive offices are located at 99 Park Avenue, New York, New York 10016, and our telephone number is (212) 659-0600.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, the net proceeds may be temporarily invested in short-term obligations. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF COMMON STOCK
The following description of our common stock, certain provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) and certain provisions of New York law is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the New York Business Corporation Law (the “NYBCL”). Copies of our Certificate of Incorporation and our Bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.
General
The Company is authorized to issue up to 25,000,000 shares of common stock, $0.01 par value. All issued and outstanding shares are fully paid and non-assessable. As of November 4, 2024, the Company had 11,197,625 shares of common stock outstanding. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.
Voting rights
All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance of our preferred stock with voting rights may affect the voting rights of the holders of common stock. Except as discussed below in “— Restrictions on acquisition of Metropolitan Bank Holding Corp.,” each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
Dividends
Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The holders of common stock of the Company will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.
Liquidation or dissolution
In the event of a liquidation or dissolution of the Company, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common stock.
No preemptive or redemption rights
Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued.
Conversion
Our shareholders have no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
Restrictions on acquisition of Metropolitan Bank Holding Corp.
The following is a general summary of the material provisions of our Certificate of Incorporation and Bylaws, the NYBCL and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.

Authorized shares of capital stock.   Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of our stockholders.
Generally, the Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of the Company.
Directors.   The board of directors is classified into three classes, one of which is elected each year for a three-year term. A director may be removed from office only for cause. These provisions may make it more difficult to remove a director, and may make it more difficult for an acquirer to acquire control of the company without negotiating with the board of directors, and may therefore have an anti-takeover effect.
Actions by stockholders.   Special meetings of the stockholders may be called by the board of directors, the President or the Secretary and must be called by the President or the Secretary upon receipt by either of them of the written request of the holders of at least 25% of all shares entitled to vote.
In general, our Certificate of Incorporation may be amended in the manner prescribed under New York law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to stockholders unless the board of directors has approved the proposed amendment or repeal. The amendment or repeal of any provision of the Certificate of Incorporation must be approved by at least a majority vote of our stockholders.
Limitation of director and officer liability; indemnification.   As permitted by the NYBCL, our Certificate of Incorporation eliminates the liability of directors and officers to Metropolitan Bank Holding Corp. or to its stockholders, except that the liability of a director or officer may not be eliminated if the officer or director received a financial benefit or other advantage that he was not entitled to or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of bad faith, intentional misconduct or a knowing violation of law.
Our Certificate of Incorporation provides that Metropolitan Bank Holding Corp. must indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, except that no such indemnification may be made in the event and to the extent that (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received a financial benefit that he was not entitled to.
Dissenters’ rights of appraisal.   The NYBCL provides that, except in certain circumstances, a stockholder is not entitled to dissenter’s rights in any transaction if the stock is listed on a national securities exchange. Metropolitan Bank Holding Corp.’s common stock is listed on the New York Stock Exchange, a national securities exchange.
Business combinations under NYBCL.   The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an interested stockholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, was approved by the board of directors prior to the interested stockholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested stockholders at a meeting called no earlier than five years after the interested stockholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested stockholder’s stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.
Bank Holding Company Act.   The BHC Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.
Benefit Plans.   In addition to the provisions of the Company’s Certificate of Incorporation and Bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees may contain provisions which also may discourage hostile takeover attempts which the board of directors of the Company might conclude are not in the best interests of the Company or its stockholders.
Transfer Agent and Registrar
Computershare Trust Company, N.A., Canton, Massachusetts, is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “MCB.”

DESCRIPTION OF PREFERRED STOCK
Our Certificate of Incorporation authorizes the issuance of preferred stock in one or more series. The following summary contains a description of certain general terms of the preferred stock of the Company. The particular terms of any series of preferred stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the preferred stock, as applicable: (i) the specific title and stated value; (ii) the number of shares or fractional interests therein; (iii) any dividend, liquidation, redemption, voting and other rights; (iv) the terms for conversion into common stock or other preferred stock or for exchange for common stock or debt securities; (v) the securities exchanges, if any, on which such preferred stock is to be listed; (vi) the initial public offering price, and the number of shares, if any, to be purchased by the underwriters; and (vii) the priority of the preferred stock relative to our other securities and obligations.
We currently have no shares of preferred stock outstanding. The terms of any series of preferred stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The following summary is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the NYBCL.
General
The Company is authorized to issue up to 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. The preferred stock may be issued in one or more series and the board of directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. Unless otherwise described in the prospectus supplement relating to a series of preferred stock, our preferred stock will not be subject to any restrictions on the repurchase or redemption of such preferred stock while we are in any arrearage in the payment of dividends or sinking fund installments.
Dividends
If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of preferred stock. Dividends on any series of preferred stock may be cumulative or non-cumulative. The Company’s ability to pay dividends on its preferred stock is subject to rules and policies established by the Federal Reserve Board (the “FRB”) and other applicable laws.
Conversion
A series of preferred stock may be convertible into debt securities or shares of another series of preferred stock or common stock. The prospectus supplement for any series of preferred stock will state the terms, if any, of such conversion rights.
Exchangeability
The holders of shares of preferred stock of any series may be obligated at any time or at a specified time or times to exchange such shares for common stock or debt securities of the Company. The terms of any such exchange and any such debt securities will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
A series of preferred stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series. In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the board of directors or by any other method determined to be equitable by the board of directors or as otherwise described in the prospectus supplement relating to such series of preferred stock.

Our right to redeem the preferred stock once issued is subject to the prior approval of the FRB or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the FRB or any successor appropriate federal banking agency will approve any redemption of the preferred stock that we may propose.
Liquidation or dissolution
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our preferred stock may be entitled to receive out of assets of the Company available for distribution to its stockholders distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock prior to any distributions to holders of our common stock.
Voting rights
Except as indicated below or in the prospectus supplement relating to a particular series of preferred stock or except as expressly required by applicable law, the holders of shares of preferred stock will have no voting rights.
Under the FRB’s regulations implementing the BHC Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the FRB under the BHC Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the FRB under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.
Restrictions on acquisition of Metropolitan Bank Holding Corp.
Please see “Description of Common Stock — Restrictions on acquisition of Metropolitan Bank Holding Corp.” for a general summary of the material provisions of our Certificate of Incorporation and Bylaws, the NYBCL and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.

DESCRIPTION OF DEPOSITARY SHARES
The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.
General
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:
•
the depositary has redeemed all related outstanding depositary shares, or

•
we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Certificate of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms used but not otherwise defined have the meanings specified in the indentures.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Metropolitan Bank Holding Corp. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
Provisions of the Indentures
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•
the designation of the debt securities;

•
the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date(s) when principal payments are due on the debt securities;

•
the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•
the currency or currencies of payment of principal or interest;

•
the place(s) where principal of and premium and interest on the debt securities will be payable;

•
provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•
any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•
any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.
Subordinated Debt Securities
Payment of the principal of and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•
the conversion or exchange price;

•
the conversion or exchange period;

•
provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•
events requiring adjustment to the conversion or exchange price; and

•
provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:
•
we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•
immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•
we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•
default in the payment when due of principal of any debt security of that series;

•
default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•
default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

•
default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•
certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•
any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Obligations of the Trustee
The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense. The indentures provide that, if an event of default occurs with respect to debt securities of any series, within 90 days after the receipt by the trustee of notice of an event of default, the trustee will deliver to the holders of such debt securities notice of such event of default if uncured and not waived as and to the extent provided by the Trust Indenture Act.
Remedies
Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•
such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•
the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•
by the depositary for such registered global security to its nominee,

•
by a nominee of the depositary to the depositary or another nominee of the depositary, or

•
by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•
any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.
Except as set forth below, owners of beneficial interests in a registered global security:
•
will not be entitled to have the debt securities represented by a registered global security registered in their names;

•
will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•
will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.
Defeasance of Certain Covenants
Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
Satisfaction and Discharge
We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.
Amendments to the Indentures
Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:
•
to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

•
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•
to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•
to add any additional events of default with respect to all or any series of debt securities;

•
to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•
to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•
to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•
in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•
to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•
to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof;

•
to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to any debt securities outstanding at the time of such change or elimination;

•
to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•
to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•
to add guarantees with respect to, or to secure, any series of debt security;

•
to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•
to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•
extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•
reduce the percentage in aggregate principal amount of the outstanding debt securities whose holders’ consent is required to amend or supplement the indenture or any supplemental indenture;

•
modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•
make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee
The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
No Individual Liability of Directors, Officers, Employees or Stockholders
The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:
•
the title and specific designation of the warrants;

•
the aggregate number of warrants offered;

•
the amount of warrants outstanding, if any;

•
the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•
the exercise price or prices of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
the anti-dilution provisions of the warrants, if any;

•
if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•
any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•
the record date for stockholders entitled to receive the subscription rights;

•
the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•
the exercise price of the subscription rights;

•
whether the subscription rights are transferable;

•
the period during which the subscription rights may be exercised and when they will expire;

•
the steps required to exercise the subscription rights;

•
whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

PLAN OF DISTRIBUTION
We may sell common stock, preferred stock, depositary shares, debt securities, warrants or subscription rights in one or more of the following ways from time to time:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents or dealers; or

•
through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from the sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•
any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS
The validity of the securities being offered hereby is being passed upon for us by Duane Morris LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Metropolitan Bank Holding Corp. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, and the effectiveness of Metropolitan Bank Holding Corp.’s internal control over financial reporting as of December 31, 2023, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,100,000 Shares
METROPOLITAN BANK HOLDING CORP.

Joint Book-Running Managers
UBS Investment BankHovde Group, LLC

Prospectus Supplement dated February 25, 2026